Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2013 Performance Update

The Frontier Fund Supplement Dated July 31, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 New

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 New	July 31, 2013	July 31, 2013	NAV / Unit
	MTD	YTD
Frontier Balanced Series-A	-3.97%	-14.54%	$85.46
Frontier Diversified Series-2	-5.60%	-13.71%	$86.70
Frontier Long/Short Commodity Series-2a	-1.78%	-8.85%	$105.23
Frontier Masters Series-2	-2.37%	-7.72%	$99.30

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,099.50)
Unrealized trading gain (loss)	283.26
Less: Commissions	(32.10)
Less: Trading Fee paid to Managing Owner	(32.14)
Interest income	45.14

Total Income	(835.34)
EXPENSES
Broker service fees	4.95
Incentive fees	0.00
Management fees	43.13

Total Expenses	48.08

Net Income (Loss)	$(883.42)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	250.00000	$22,249.98	$89.00
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(883.42)	(3.54)

Net asset value, end of current month	250.00000	$21,366.56	$85.46

	Monthly rate of return		-3.97%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—A

THE FRONTIER FUND DIVERSIFIED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,590,598.16)
Unrealized trading gain (loss)	317,399.24
Less: Commissions	(77,800.93)
Less: Trading Fee paid to Managing Owner	(89,369.99)
Interest income	72,823.99

Total Income	(2,367,545.85)
EXPENSES
Broker service fees	9,426.30
Incentive fees	0.00
Management fees	66,380.60

Total Expenses	75,806.90

Net Income (Loss)	$(2,443,352.75)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	484,835.06956	$44,531,682.99	$91.85
Current month additions	632.18562	56,878.04
Current month redemptions	(29,640.05394)	(2,623,233.79)
Net income (loss) for current month		(2,443,352.75)	(5.15)

Net asset value, end of current month	455,827.20124	$39,521,974.49	$86.70

	Monthly rate of return		-5.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—DIVERSIFIED SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(325,603.11)
Unrealized trading gain (loss)	244,083.93
Less: Commissions	(8,896.44)
Less: Trading Fee paid to Managing Owner	(14,558.59)
Interest income	16,280.79

Total Income	(88,693.42)
EXPENSES
Broker service fees	1,535.44
Incentive fees	0.00
Management fees	26,540.04

Total Expenses	28,075.48

Net Income (Loss)	$(116,768.90)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	70,003.29120	$7,499,957.32	$107.14
Current month additions	233.22016	25,000.00
Current month redemptions	(13,649.79173)	(1,453,568.64)
Net income (loss) for current month		(116,768.90)	(1.91)

Net asset value, end of current month	56,586.71963	$5,954,619.78	$105.23

	Monthly rate of return		-1.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2a

THE FRONTIER FUND MASTERS SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(74,871.67)
Unrealized trading gain (loss)	(186,804.24)
Less: Commissions	(13,562.56)
Less: Trading Fee paid to Managing Owner	(29,110.45)
Interest income	22,228.29

Total Income	(282,120.63)
EXPENSES
Broker service fees	3,070.35
Incentive fees	0.00
Management fees	37,174.13

Total Expenses	40,244.48

Net Income (Loss)	$(322,365.11)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	134,416.03272	$13,671,045.61	$101.71
Current month additions	317.51740	32,000.00
Current month redemptions	(1,503.41952)	(151,310.09)
Net income (loss) for current month		(322,365.11)	(2.41)

Net asset value, end of current month	133,230.13060	$13,229,370.41	$99.30

	Monthly rate of return		-2.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—MASTERS SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(7,381,793.02)
Unrealized trading gain (loss)	1,885,154.71
Less: Commissions	(218,669.86)
Less: Trading Fee paid to Managing Owner	(98,926.12)
Interest income	43,773.12

Total Income	(5,770,461.17)
EXPENSES
Trading fees	0.00
Broker service fees	281,398.55
Incentive fees	0.00
Management fees	148,402.09

Total Expenses	429,800.64

Net Income (Loss)	$(6,200,261.81)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,355,140.69975	$151,741,187.69	$111.97
Current month additions	231.51710	24,597.25
Current month redemptions	(48,657.53929)	(5,219,800.56)
Net income (loss) for current month		(6,200,261.80)	(4.57)

Net asset value, end of current month	1,306,714.67756	$140,345,722.58	$107.40

	Monthly rate of return		-4.08%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER DIVERSIFIED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(5,255,406.05)
Unrealized trading gain (loss)	651,031.15
Less: Commissions	(157,850.15)
Less: Trading Fee paid to Managing Owner	(181,401.94)
Interest income	147,843.04

Total Income	(4,795,783.95)
EXPENSES
Trading fees	0.00
Broker service fees	87,082.80
Incentive fees	0.00
Management fees	134,719.63

Total Expenses	221,802.43

Net Income (Loss)	$(5,017,586.38)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,013,624.53777	$89,770,133.03	$88.56
Current month additions	1,055.27292	92,074.01
Current month redemptions	(51,235.77572)	(4,393,020.83)
Net income (loss) for current month		(5,017,586.38)	(5.06)

Net asset value, end of current month	963,444.03497	$80,451,599.83	$83.50

	Monthly rate of return		-5.71%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER DIVERSIFIED SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,895,128.02)
Unrealized trading gain (loss)	1,405,871.50
Less: Commissions	(51,151.94)
Less: Trading Fee paid to Managing Owner	(57,748.64)
Interest income	93,531.72

Total Income	(504,625.38)
EXPENSES
Trading fees	0.00
Broker service fees	27,805.05
Incentive fees	0.00
Management fees	206,954.59

Total Expenses	234,759.64

Net Income (Loss)	$(739,385.02)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	353,058.94155	$40,385,423.65	$114.39
Current month additions	621.65834	66,086.08
Current month redemptions	(23,248.95336)	(2,479,081.93)
Net income (loss) for current month		(739,385.03)	(1.71)

Net asset value, end of current month	330,431.64653	$37,233,042.77	$112.68

	Monthly rate of return		-1.49%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER MASTERS SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(243,796.37)
Unrealized trading gain (loss)	(606,116.46)
Less: Commissions	(43,963.72)
Less: Trading Fee paid to Managing Owner	(94,339.05)
Interest income	72,035.69

Total Income	(916,179.91)
EXPENSES
Trading fees	0.00
Broker service fees	58,108.40
Incentive fees	0.00
Management fees	120,462.47

Total Expenses	178,570.87

Net Income (Loss)	$(1,094,750.78)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	458,665.55791	$44,391,867.98	$96.78
Current month additions	3,474.43534	328,011.06
Current month redemptions	(10,751.65280)	(1,012,767.72)
Net income (loss) for current month		(1,094,750.77)	(2.38)

Net asset value, end of current month	451,388.34045	$42,612,360.55	$94.40

	Monthly rate of return		-2.46%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER MASTERS SERIES